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                                                                  Exhibit 10.6


                              AGREEMENT OF SUBLEASE


     THIS AGREEMENT OF SUBLEASE, made this 31st day of October, 2000 by and between OMTOOL, LTD.(herein Omtool or Sublessor) a Delaware corporation with a principal place of business at 8A INDUSTRIAL WAY, SALEM, NH 03079 and ESPED.COM, INC.(herein eSped or Sublessee) also a Delaware corporation with a place of business at 15 THIRD AVENUE, BURLINGTON, MA 01803.

WHEREAS Omtool is a Tenant of space located at 8A Industrial Way, Salem, New Hampshire pursuant to a Lease Agreement (herein the Lease) between Omtool as Tenant and H.J. Brooks LLC. as Landlord (herein Landlord), a copy of which is annexed hereto as EXHIBIT A; and

WHEREAS eSped desires to sublease from Omtool a portion of the premises Omtool is occupying pursuant to the Lease; and

WHEREAS Omtool desires to sublease to eSped a portion of the premises Omtool is occupying pursuant to the Lease;

NOW THEREFORE, in exchange for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties have agreed as follows:

         1. REFERENCE DATA.

            1.1  Definitions:

                 (a) Commencement Date:                 January 1, 2001

                 (b) Term:                              Tenancy at Will

                 (c) Termination: Either party may terminate this sublease agreement with 120 days written notice to the other party.

                 (d)    Execution Deadline Date:  October 31, 2000

            1.2  Options to Extend:   0    periods of  0   years each.

            1.3  Property:
                           8A Industrial Way, Salem, NH containing approximately 10 acres, containing the Building, as further described herein on Exhibit A.

            1.4  Building:
                           containing approximately 30,000 rentable square feet, as further described herein on Exhibit A.

            1.5  Subleased Premises:
                           Approximately 4,500 rentable square feet representing 15% (4,500/30,000) of the building as further described herein on Exhibit B.

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            1.6  eSped's Pro Rata Share of Operating Expense:
                           eSped's Pro Rata Share is 15.00% (4,500/30,000)of the Building heat and electrical expense. Omtool shall allocate to eSped its 15% Pro Rata Share of the building's monthly heat and electrical expense. Omtool agrees to provide eSped with a monthly statement of such expenses, including the allocation calculation as well as copies of all third-party bills or documentation supporting amounts used in the allocation. eSped agrees to remit its Pro Rata Share of heat and electrical expense to Omtool along with the monthly and additional rents.

            1.7  Permitted Use: Professional Office and related uses.

            1.8  Base Rent:

                                    ANNUALLY          MONTHLY

                                    $36,000          $3,000

            1.9  Additional Rent:
                           During the calendar year in which the Term begins, Omtool will collect from eSped with monthly installments of Base Rent $860.25 (4,500 square feet x $2.294 = $10,323/12 = $860.25) on account of
                           Additional Rent. The provisional Additional Rent estimate is eSped's Pro Rata Share of the current operating budget. eSped agrees to pay its Pro Rate Share, based on the square footage it occupies, of any adjustment to Additional Rent assessed by Landlord for revisions to the operating budget. Accordingly, eSped shall receive a Pro Rata Share of any refunds, credits or adjustments issued to Omtool by Landlord for Additional Rent. Omtool shall provide eSped with copies of any statements or notices regarding the Additional Rent account.

            1.10     Omtool's Notice/Mailing Address:
                           Chief Financial Officer
                           Omtool, Ltd.
                           8 Industrial Way
                           Salem, NH 03079

            1.11  eSped's Notice/Mailing Address:
                           eSped.com, Inc.
                           15 Third Avenue
                           Burlington, MA 01803

            1.12 Sublessee's Trade Name: eSped.com

            1.13 Sublessee Emergency Contact:  Mark Ventre

            1.14 Broker: None

            1.15 Security Deposit: None

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            1.16 Landlord's Work:  None

            1.17 Tenant's Work: As set forth in Exhibit C.

            1.18 Signage:
                  Subject to Landlord's approval, if required under the Lease, Sublessee shall be entitled to maintain the following signs:
                  Vinyl door sign

            1.19 Required Insurance:
                    (a)    $1,000,000.00 for injury to or death of one person
                    (b)    $1,000,000.00 for any one occurrence
                    (c)    $250,000.00 for property damage

            1.20 Furntiure:
                           Omtool owns eight workstations located in the subleased space. The workstations are 8x8 feet and shall be included for use by eSped as part of this sublease agreement.

         2. eSped agrees to be bound by the provisions of the Lease the terms and conditions of which are hereby incorporated by reference, to the same extent that Omtool is bound to the provisions of the Lease except that anything contained in the Lease to the contrary notwithstanding:

               (A) eSped shall be obliged to make its payment of Rent and Additional Rent provided for herein to Omtool or its assignee at the same time that Omtool's rent is due and payable;

               (B) Whenever there shall be any right to enforce any rights against Landlord under the Lease with respect to the Leased Premises, including without limitation, a default by Landlord relating to the Leased Premises, Omtool shall promptly notify eSped in writing of such default, and Omtool shall make all reasonable efforts to enforce such rights. If such a request is made and Omtool fails to enforce such rights within a reasonable period of time thereafter, and Landlord fails to cure, then eSped shall have the right, in its own name, or in Omtool's name, to attempt to enforce any such rights of eSped, at its sole expense.

         3. This Sublease is subject and subordinate to the terms and conditions of the Lease. Sublessee shall not cause a default under the Lease or permit its employees, agents, contractors or invitees to cause a default under the Lease. If the Lease terminates before the end of the Sublease Term, Sublessor shall not be liable to Sublessee for any damages arising out of such termination.


         4. Sublessor, as sublessor under this Sublease, shall have the benefit of all rights, remedies and limitations of liability enjoyed by Landlord, as the landlord under the Lease, but (i) Sublessor shall have no obligations under this Sublease to perform the obligations of Landlord, as landlord under the Lease,

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         including without limitation any obligation to provide services or maintain insurance, and Sublessee shall seek such performance and obtain such services solely from the Landlord; (ii) Sublessor shall not be bound by any representations or warranties of the Landlord under the Lease; (iii) in any instance where the consent of Landlord is required under the terms of the Lease, the consent of Sublessor and Landlord shall be required; and (iv) Sublessor shall not be liable to Sublessee for any failure or delay in Landlord's performance of its obligations, as landlord under the Lease.

Executed as a sealed instrument, all as of the day and year first above written.




By: /s/ Mark Ventre                 By: /s/ Kira Nelson
   -----------------------------        -------------------------
         Duly authorized officer          Duly authorized officer
         eSped.com,Inc.                              Omtool,Ltd.




Date:  10/31/00                      Date:  10/31/00
     ---------------------------          -----------------------


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                          EXHIBIT B: SUBLEASED PREMISES

Subleased Premises: 8A Industrial Way, Suite 2, Salem, NH 03079 (herein Suite
2). Suite 2 consists of approximately 4,500 square feet of space. The main entrance to Suite 2 is located to the left of Omtool's entrance when facing the front of the building. Through the main entrance, the space includes: the air lock and lobby area, offices, workstations, men's and women's restrooms, and warehouse space. The warehouse includes approximately 1,856 square feet of space and extends to the post supporting the HVAC unit.


                            EXHIBIT C: TENANT'S WORK

SUBJECT TO THE APPROVAL OF THE LANDLORD IF REQUIRED UNDER THE LEASE:

eSped will construct a partition to separate the lobby in suite 2 from Omtool's finance offices. The placement of the partition shall be the boundary between the red and gray carpet; the partition shall extend from the corner of the existing wall and will be flush with that wall.

In the warehouse, eSped will move all Omtool property, including all shelving, to the side of the warehouse not sub-leased by eSped. eSped will construct a wall extending from the corner to the right of the loading dock door and approximately 30 feet across to the post supporting the HVAC unit. eSped will build into that wall a fire exit which will permit access to the fire exit in Omtool's warehouse. eSped will use the fire exit strictly for emergency purposes. eSped will install Omtool's shelves along the opposite side of the new wall.

eSped will remove the loading dock door and install a window in its place.

eSped will reconfigure the duct work, diffusers and controls and install or perform whatever other work is necessary on the HVAC system in order to heat and cool the warehouse space.

eSped will paint the warehouse, install carpeting, office and conference room partitions, a kitchen, and possibly a suspended ceiling. eSped will also reconfigure the existing power panels or introduce other panels and transformers needed to meet its electrical requirements.

Upon termination of this sub-lease agreement, eSped will remove partitions and other improvements and restore to its original condition the sub-leased space if requested in writing by Omtool within 10 days of the termination date.

eSped shall save Omtool harmless and indemnify it from all injury, loss, claims or damage to any person or property occasioned by or resulting from all work listed above.

All work performed by eSped shall be done in compliance with all applicable laws, codes, ordinances and regulations, including without limitation the Americans with Disabilities Act.